Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-101054 of Wisconsin Electric Power Company on Form S-3 of our report dated February 7, 2003, appearing in this Annual Report on Form 10-K of Wisconsin Electric Power Company for the year ended December 31, 2002.

/s/DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Milwaukee, Wisconsin
February 28, 2003